     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2001



                                                      REGISTRATION NO. 333-57376

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1



                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        DUKE ENERGY FIELD SERVICES, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                       DELAWARE                                              58-2511048
   (State or Other Jurisdiction of Incorporation or             (I.R.S. Employer Identification No.)
                    Organization)
                                                                          JOHN E. JACKSON
                                                                           VICE PRESIDENT
                                                                    AND CHIEF FINANCIAL OFFICER
                   370 17TH STREET                                        370 17TH STREET
                      SUITE 900                                              SUITE 900
                DENVER, COLORADO 80202                                 DENVER, COLORADO 80202
                    (303) 595-3331                                         (303) 595-3331
 (Address, Including Zip Code, and Telephone Number,     (Name, Address, Including Zip Code, and Telephone
    Including Area Code, of Registrant's Principal       Number, Including Area Code, of Agent for Service)
                  Executive Offices)

                                    Copy to:

             JEFFERY B. FLOYD, ESQ.                            MARTHA B. WYRSCH, ESQ.
             VINSON & ELKINS L.L.P.                        DUKE ENERGY FIELD SERVICES, LLC
              2300 FIRST CITY TOWER                          370 17TH STREET, SUITE 900
            HOUSTON, TEXAS 77002-6760                          DENVER, COLORADO 80202
                 (713) 758-2194                                    (303) 595-3331
           (713) 615-5660 (FACSIMILE)                        (303) 605-1605 (FACSIMILE)

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF             AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING          AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED(1)            PER UNIT(3)             PRICE(2)(3)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities..................       $550,000,000                100%                $550,000,000                (4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1)Includes $50,000,000 of unsold Debt Securities previously registered on Form S-3 (Registration No. 333-41854) and $500,000,000 of Debt Securities registered pursuant to this registration statement.



(2)Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $550,000,000.



(3)Estimated solely for the purpose of calculating the registration fee.



(4)Pursuant to Rule 429 under the Securities Act of 1933, this registration statement contains a combined prospectus that also relates to unsold Debt Securities registered on Form S-3 (Registration No. 333-41854). The registration fee of $13,200 related to such unsold Debt Securities was previously paid. Also, the registrant previously paid a registration fee of $125,000 related to the Debt Securities registered pursuant to this registration statement.



    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO THE REMAINING $50,000,000 OF DEBT SECURITIES UNSOLD IN PRIMARY OFFERINGS PREVIOUSLY REGISTERED PURSUANT TO THE FORM S-3 REGISTRATION STATEMENT NO. 333-41854. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-41854, AND UPON EFFECTIVENESS OF SUCH POST-EFFECTIVE AMENDMENT, THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT NO. 333-41854 WILL RELATE TO AN AGGREGATE OF $550,000,000 OF DEBT SECURITIES.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 27, 2001


PROSPECTUS


                                  $550,000,000


                        DUKE ENERGY FIELD SERVICES, LLC

                             ---------------------

                                DEBT SECURITIES
                             ---------------------

     This prospectus contains summaries of the general terms of these securities. You will find the specific terms of any securities offered, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is             , 2001.

                               TABLE OF CONTENTS

About This Prospectus.......................................     1
Where You Can Find More Information.........................     1
Cautionary Statement About Forward-Looking Statements.......     2
Our Company.................................................     3
Ratio Of Earnings To Fixed Charges..........................     5
Use Of Proceeds.............................................     5
Description Of Debt Securities..............................     6
Plan Of Distribution........................................    15
Experts.....................................................    17
Validity Of The Securities..................................    17

                             ABOUT THIS PROSPECTUS


     This prospectus is part of registration statements that we filed with the Securities and Exchange Commission using the "shelf" registration process. Under this shelf registration process, we may issue the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $550,000,000 (or its equivalent in foreign currencies).



     This prospectus constitutes part of the registration statements on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the registration statements, and reference is made to the registration statements for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statements or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed.



     This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the debt securities to be sold. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statements filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the SEC a Form 10 for the registration of our member interests pursuant to Section 12(g) of the Securities Exchange Act of 1934. As a result, we are now required to comply with the informational requirements of the Securities Exchange Act of 1934, and, accordingly, we will file annual, quarterly and special reports, and other information with the SEC (File No. 000-31095). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.



     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities being registered or until we terminate this registration statement:


     - Our Form 10 filed with the SEC.

     - Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000 filed with the SEC.


     - Our Current Reports on Form 8-K filed with the SEC on August 16, 2000 and February 1, 2001.


     If you ask us by phone or in writing, we will give you a free copy of any or all of the information incorporated by reference (other than exhibits, unless they are specifically incorporated by reference). Please direct your request by mail to Duke Energy Field Services, LLC, Attention: Vice President, Investor Relations, 370 17th Street, Suite 900, Denver, Colorado 80202 or by telephone at
(303) 595-3331.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements." You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "could," "project," "believe," "anticipate," "expect," "estimate," "potential," "plan," "forecast" and other similar words.

     All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

     The forward-looking statements in this prospectus reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks include, but are not limited to the following:

     - the timing and extent of changes in commodity prices and demand for our services;

     - our use of derivative financial instruments to hedge commodity and interest rate risks;

     - our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations;

     - changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment or the increased regulation of the gas gathering and processing industry;

     - weather and other natural phenomena;

     - industry changes, including the impact of consolidations, and changes in competition;

     - our ability to obtain required approvals for construction or modernization of gathering and processing facilities, and the timing of production from such facilities, which are dependent on the issuance by federal, state and municipal governments or agencies of building, environmental and other permits, the availability of specialized contractors and work force and prices of and demand for products; and

     - the effect of accounting policies issued periodically by accounting standard-setting bodies.


     In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus or in any prospectus supplement might not occur or might occur to a different extent or at a different time than described in this prospectus or in any prospectus supplement. Except as otherwise required by law, we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

                                  OUR COMPANY


     Duke Energy Field Services, LLC is a company that holds the combined North American midstream natural gas gathering, processing, marketing and natural gas liquids businesses of Duke Energy Corporation ("Duke Energy") and Phillips Petroleum Company ("Phillips"). The transaction in which those businesses were combined on March 31, 2000 is referred to in this prospectus as the "Combination." Our limited liability company agreement limits the scope of our business to the midstream natural gas industry in the United States and Canada, the marketing of natural gas liquids in Mexico and the transportation, marketing and storage of other petroleum products, unless otherwise approved by our Board of Directors.


     Unless the context otherwise requires, descriptions of assets, operations and results in this prospectus give effect to the Combination and related transactions, the transfer to us of additional midstream natural gas assets acquired by Duke Energy or Phillips prior to the Combination and the transfer to us of the general partner of TEPPCO Partners, L.P. In this prospectus, the terms "we," "us" and "our" refer to Duke Energy Field Services, LLC and our subsidiaries, giving effect to the Combination and related transactions.

     The midstream natural gas industry is the link between the exploration and production of raw natural gas and the delivery of its components to end-use markets. We operate in the two principal business segments of the midstream natural gas industry:

     - natural gas gathering, processing, transportation and storage; and

     - natural gas liquids ("NGLs") fractionation, transportation, marketing and trading.

     We believe that we are one of the largest gatherers of raw natural gas, based on wellhead volume, in North America. We are the largest producer, and we believe that we are one of the largest marketers, of NGLs in North America. In 2000:

     - we gathered and/or transported an average of approximately 7.6 trillion British thermal units per day of raw natural gas;

     - we produced an average of approximately 360,000 barrels per day of NGLs; and

     - we marketed and traded an average of approximately 500,000 barrels per day of NGLs.

     We gather raw natural gas through gathering systems located in seven major natural gas producing regions: Permian Basin, Mid-Continent, East
Texas -- Austin Chalk -- North Louisiana, Onshore Gulf of Mexico, Rocky Mountains, Offshore Gulf of Mexico and Western Canada. Our gathering systems consist of approximately 57,000 miles of gathering pipe, with approximately 35,000 active connections to producing wells.

     Our natural gas processing operations involve the separation of raw natural gas gathered both by our gathering system and by third party systems into NGLs and residue gas. We process the raw natural gas at our 68 owned and operated plants and at 11 third-party operated facilities in which we hold an equity interest.

     The NGLs separated from the raw natural gas by our processing operations are either sold and transported as "NGL raw mix" or further separated through a process known as fractionation into their individual components (ethane, propane, butanes and natural gasoline) and then sold as components. We fractionate NGL raw mix at our 12 owned and operated processing facilities and at two third-party operated fractionators in which we hold an equity interest.


     We sell NGLs to a variety of customers ranging from large, multi-national petrochemical and refining companies to small regional retail propane distributors. Substantially all of our NGL sales are made at market-based prices, including the approximately 40% of our NGL production that is committed to Phillips under an existing 15-year contract, of which 14 years remain.

     The residue gas that results from our processing is sold at market-based prices to marketers or end users including large industrial customers and natural gas and electric utilities serving individual consumers. We market residue gas through our wholly owned gas marketing company. We also store residue gas at our 8.5 billion cubic foot natural gas storage facility.

     On March 31, 2000, we obtained by transfer from Duke Energy the general partner of TEPPCO Partners, L.P. ("TEPPCO"), a publicly traded limited partnership which owns and operates a network of pipelines for refined products and crude oil. The general partner is responsible for the management and operations of TEPPCO. We believe that our ownership of the general partner of TEPPCO improves our business position in the transportation sector of the midstream natural gas industry and provides additional flexibility in pursuing our disciplined acquisition strategy by providing an alternative acquisition vehicle. It also provides us with an opportunity to sell appropriate assets currently held by our company to TEPPCO. Through our ownership of the general partner of TEPPCO we have the right to receive from TEPPCO incentive cash distributions in addition to a 2% share of distributions based on our general partner interest. At TEPPCO's 2000 per unit distribution level, the general partner:

     - receives approximately 20% of the cash distributed by TEPPCO to its partners, which consists of 18% from the incentive cash distribution and 2% from the general partner interest; and

     - under the incentive cash distribution provisions, receives 50% of any increase in TEPPCO's per unit cash distributions.

     Our principal executive offices are located at 370 17th Street, Suite 900, Denver, Colorado 80202, and our telephone number is (303) 595-3331.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. From a financial reporting perspective, we are the successor to Duke Energy's North American midstream natural gas business. The subsidiaries of Duke Energy that conducted this business were contributed to us in March 2000 immediately prior to the combination of these subsidiaries with the North American midstream natural gas business of Phillips Petroleum Company. For periods prior to the Combination, Duke Energy Field Services, LLC and these former subsidiaries of Duke Energy collectively are referred to as the "Predecessor Company."

                                                                                          COMPANY
                                                                                       -------------
                                                                                        NINE MONTHS
                                                          PREDECESSOR COMPANY              ENDED
                                                    --------------------------------   SEPTEMBER 30,
                                                    1995   1996   1997   1998   1999       2000
                                                    ----   ----   ----   ----   ----   -------------
RATIO OF EARNINGS TO FIXED CHARGES................  4.10   9.11   2.52   1.07   2.33       3.38

     For purposes of calculating the ratios of earnings to fixed charges: (1) "earnings" means income before extraordinary changes plus income taxes and fixed charges, and (2) "fixed charges" include interest on indebtedness, amortization of deferred financing costs, and that portion of lease expense that is deemed to be representative of an interest factor. The ratio includes amounts from our company, all of our majority-owned subsidiaries and our proportionate share of distributed amounts from 50% owned investments accounted for using the equity method.

                                USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the debt securities offered by this prospectus and any prospectus supplement for general corporate purposes, which may include repayment of indebtedness, capital expenditures, future acquisitions, advances to subsidiaries and additions to our working capital. If we do not use the net proceeds immediately, we may temporarily invest them in short-term interest-bearing obligations or deposit them with banks.

                         DESCRIPTION OF DEBT SECURITIES

     Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be senior debt securities.

     The Debt Securities will be issued under an Indenture (the "Indenture") between us and The Chase Manhattan Bank (the "Trustee").

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

     We have summarized selected provisions of the Indenture below. The summary is not complete. The form of the Indenture has been filed as an exhibit to the registration statement, and you should read the Indenture for provisions that may be important to you. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of the Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indenture.

GENERAL

     The Indenture provides that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

     Each series of Debt Securities will rank equally with every other series of Debt Securities and with all of our other unsecured and unsubordinated debt.

     A prospectus supplement relating to any series of Debt Securities being offered will include specific terms related to the offering, including the price or prices at which the Debt Securities to be offered will be issued. These terms will include some or all of the following:

     - the title of the Debt Securities;

     - the total principal amount of the Debt Securities;

     - the date or dates on which the principal of the Debt Securities will be payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

     - the interest rate or rates of the Debt Securities, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

     - any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

     - whether we may extend the interest payment periods and, if so, the terms of the extension;

     - the places where payments on the Debt Securities will be payable;

     - whether we have the option to redeem the Debt Securities and, if so, the terms of our redemption option;

     - any obligation we have to redeem the Debt Securities through a sinking fund or to purchase the Debt Securities through a purchase fund or at the option of the holder;

     - whether the Debt Securities are defeasible;

     - the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

     - if payments may be made, at our election or at the holder's election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

     - the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

     - whether the Debt Securities will be issuable as global securities and, if so, the securities depositary;

     - any index or formula used for determining principal, premium or interest;

     - if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

     - any addition to or change in the events of default in the Indenture;

     - any addition to or change in the covenants in the Indenture; and

     - any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

     Unless we state otherwise in the prospectus supplement, we will issue the Debt Securities only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the Debt Securities. We may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Indenture and the limitations applicable to global securities, Debt Securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for such purpose.

     The Debt Securities of each series will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless we state otherwise in the prospectus supplement.

     We may offer and sell Debt Securities, including original issue discount Debt Securities, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special U.S. federal income tax or other considerations, if any, applicable to any Debt Securities that are denominated in a currency other than U.S. dollars.

RANKING

     Each series of Debt Securities will be unsecured senior obligations and will rank equally with every other series of Debt Securities and with all of our other unsecured and unsubordinated debt. The Debt Securities will, however, be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Debt Securities to be issued, the Indenture will not limit the amount of additional indebtedness that may rank equally with the Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

GLOBAL SECURITIES

     We may issue some or all of the Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with, or on behalf of, a securities depositary identified in the applicable prospectus supplement. Each global certificate will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

     As long as the securities depositary or its nominee is the registered holder of a global security representing Debt Securities, that person will be considered the sole owner and holder of the global security and the Debt Securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

     - may not have the global security or any Debt Securities it represents registered in their names;

     - may not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for the global security; and

     - will not be considered the owners or holders of the global security or any Debt Securities it represents for any purposes under the Debt Securities or the Indenture.

     We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Debt Securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

     - the securities depositary, with respect to participants' interests; and

     - any participant, with respect to interests the participant holds on behalf of other persons.

     Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

     - our company;

     - the Trustee under the Indenture; or

     - an agent of either our company or the Trustee.

REDEMPTION

     Any provisions relating to the redemption of Debt Securities will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem Debt Securities only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless we state otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Trustee or the paying agent receiving sufficient funds to pay the principal, premium and interest on those Debt Securities on the date fixed for redemption and that if the Trustee or the paying agent does not receive those funds, the redemption notice will not apply, and we will not be required to redeem those Debt Securities.

     We will not be required to:

     - issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the notice is mailed identifying the Debt Securities of that series that have been selected for redemption; or

     - register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     The Indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our properties and assets to, another corporation or other entity. Any successor must, however, assume our obligations under the Indenture and the Debt Securities, and we must deliver an officers' certificate and an opinion of counsel to the Trustee that affirms compliance with all conditions in the Indenture. When those conditions are satisfied, the successor will succeed to and be substituted for us under the Indenture, and we will be relieved of our obligations under the Indenture and the Debt Securities.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default under the Indenture:

     - failure to pay principal of or premium on any Debt Security of that series when due;

     - failure to pay when due any interest on any Debt Security of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of Debt Securities that permit such deferrals;

     - failure to make any sinking fund payment when required for any Debt Security of that series that continues for 60 days;

     - failure to perform any covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Debt Securities of that series give us written notice of the default;

     - certain events of bankruptcy, insolvency or reorganization affecting us; and

     - any other event of default that may be provided with respect to Debt Securities of that series.

     In the case of the fourth event of default listed above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

     If an event of default with respect to Debt Securities of a series occurs and is continuing, then the Trustee or the holders of at least 33% of the outstanding Debt Securities of that series may declare the principal amount of all Debt Securities of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained, if:

     - we have paid or deposited with the Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Trustee; and

     - all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

     The Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Debt Securities unless those holders have offered the Trustee security or indemnity against the costs, expenses and liabilities that it might incur as a result. The holders of a majority in principal amount of the outstanding Debt Securities of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercise of any power of the Trustee with respect to those Debt Securities. The Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Trustee in good faith considers it in the interest of the holders to do so.

     The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments.

     If certain payments on a series of Debt Securities are insured by a financial guaranty insurance policy or other policy, terms other than those that are described in the preceding three paragraphs may apply to that series.

     We will be required to furnish to the Trustee annually a statement by certain of our officers to the effect that we are not in default under the Indenture, or if there has been a default, specifying the default and its status.

PAYMENTS; PAYING AGENT

     The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay interest on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

     - by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

     - by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities.

     Unless we state otherwise in the applicable prospectus supplement, the Trustee will act as paying agent for that series of Debt Securities, and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

     Any money that we have paid to a paying agent for principal or interest on any Debt Securities that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments.

NEGATIVE PLEDGE

     While any of the Debt Securities remain outstanding, we will not, and will not permit any Principal Subsidiary (as defined below) to, create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any Principal Property (as defined below) of ours or of a Principal Subsidiary, or upon any shares of stock of any Principal Subsidiary, whether such Principal Property is, or shares of stock are, owned on or acquired after the date of the Indenture, to secure any of our indebtedness for borrowed money, unless the Debt Securities then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

     The foregoing restriction does not apply with respect to, among other things:

     - purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that we or any Principal Subsidiary acquired after the date of the Indenture; mortgages, liens, pledges, security interests or other encumbrances existing on any property or shares of stock at the time we or any Principal Subsidiary acquired it or them, including those which exist on any property or shares of stock of an entity with which we or any Principal Subsidiary are consolidated or merged or which transfers or leases all or substantially all of its properties to us or any Principal Subsidiary; or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property that we or any Principal Subsidiary acquired after the date of the Indenture; provided, however, that no such mortgage, lien, pledge, security interest or other encumbrance shall extend to or cover any other property that we or any Principal Subsidiary owns;

     - mortgages, liens, pledges, security interests or other encumbrances upon any of our property or the property of any Principal Subsidiary or shares of stock of any Principal Subsidiary that existed on the date of the initial issuance of Debt Securities or upon the property or shares of stock of any corporation existing at the time that entity became a Principal Subsidiary;

     - pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which we are, or any Principal Subsidiary is, a party;

     - liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

     - liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

     - mortgages, liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of our or any Principal Subsidiary's indebtedness, including the Debt Securities;

     - mortgages, liens, pledges, security interests or other encumbrances in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type;

     - indebtedness which may be issued by us or any of our Principal Subsidiaries in connection with our consolidation or merger or the consolidation or merger of any of our Principal Subsidiaries with or into any other entity in exchange for or otherwise in substitution for secured indebtedness of that entity ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits secured indebtedness from being incurred by that entity, unless the Third Party Debt is secured equally and ratably with such secured indebtedness, or (3) prohibits secured indebtedness from being incurred by that entity;

     - indebtedness of any entity which we or any Principal Subsidiary are required to assume in connection with a consolidation or merger of that entity, with respect to which any of our or any Principal Subsidiary's property is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

     - mortgages, liens, pledges, security interests or other encumbrances on property held or used by us or any Principal Subsidiary in connection with the gathering, processing, transportation or marketing of natural gas, oil or other minerals;

     - mortgages, liens, pledges, security interests or other encumbrances in favor of us, one or more Principal Subsidiaries, one or more wholly owned Subsidiaries (as defined below) or any of the foregoing in combination;

     - mortgages, liens, pledges, security interests or other encumbrances upon any property acquired, constructed, developed or improved by us or any Principal Subsidiary after the date of the Indenture which are created before, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later) to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that we or any Principal Subsidiary own other than real property that is unimproved until that time; and

     - the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, we or any Principal Subsidiary may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Indenture without us equally and ratably securing the Debt Securities, if immediately after that creation or assumption, our principal amount of indebtedness for borrowed money that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of our Consolidated Adjusted Net Assets as shown on our consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

     For purposes of the preceding paragraphs, the following terms have these meanings: "Principal Property" means any natural gas pipeline, natural gas gathering system, natural gas storage facility, natural gas processing plant or other plant or facility located in the United States that in the opinion of our Board of Directors or our management is of material importance to our business and the business of our consolidated subsidiaries taken as a whole; "Principal Subsidiary" means any of our Subsidiaries that owns a Principal Property; and "Subsidiary" means, as to any entity, an entity of which more than 50% of the outstanding capital stock having ordinary voting power (other than capital stock having such power only by reason of contingency) is at the time owned, directly or indirectly, through one or more intermediaries, or both, by such entity.

LIMITATION ON SALES AND LEASEBACKS

     Neither we nor any Principal Subsidiary may enter into any Sale and Leaseback Transaction unless:

     - we or that Principal Subsidiary would be entitled to incur indebtedness in a principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, secured by a mortgage, lien, pledge, security interest or other encumbrance on the property subject to such Sale and Leaseback Transaction without equally and ratably securing the Debt Securities pursuant to the covenant described above under "Negative Pledge";

     - after the date on which the Debt Securities are originally issued and within a period beginning 12 months prior to the consummation of such Sale and Leaseback Transaction and ending 12 months after the consummation of such Sale and Leaseback Transaction, we or any Subsidiary shall have expended for property used or to be used in our business or the business our Subsidiaries an amount equal to all or a portion of the net proceeds from such Sale and Leaseback Transaction and we shall have elected to designate such amount as a credit against such Sale and Leaseback Transaction (with any amount not being so designated to be applied as set forth in the following bullet point);

     - during the 12-month period after the effective date of such Sale and Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of Debt Securities or any other indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale and Leaseback Transaction and the fair value, as determined by our Board of Directors, of such property at the time such Sale and Leaseback Transaction was entered into (in either case adjusted to reflect the remaining term of the lease and any amount we expend as set forth in the preceding bullet point), less an amount equal to the principal amount of such Debt Securities or other indebtedness voluntarily defeased or retired within such 12-month period and not designated as a credit against any other Sale and Leaseback Transaction that we or any of our Subsidiaries enter into during such period; or

     - such Sale and Leaseback Transaction is with one of our Affiliates.

This restriction will not apply to certain Sale and Leaseback Transactions between us and a Principal Subsidiary or between Principal Subsidiaries.

     For purposes of the preceding paragraph, the following terms have these meanings: "Sale and Leaseback Transaction" means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing for a term of greater than three years of any property or asset which has been or is being sold or transferred more than 18 months after its acquisition or the completion of construction or beginning of operation thereof to such lender or investor or to any entity to whom funds have been or are to be advanced by such lender or investor on the security of the property or asset; "Affiliate" of a specified person or entity means any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity; "Attributable Debt" means the total net amount of rent (discounted at the rate per year indicated in the Indenture) required to be paid during the remaining term of any lease; and "Consolidated Adjusted Net Assets" means the total amount of assets after deducting:

     - all current liabilities (excluding any which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed); and

     - total prepaid expenses and deferred charges.

MODIFICATION AND WAIVER

     The Indenture may be modified with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by the modification (voting as one class). The consent of the holder of each outstanding Debt Security affected is, however, required to:

     - change the maturity date of the principal, or any installment of principal or interest on that Debt Security;

     - reduce the principal amount, the interest rate or any premium payable upon redemption of that Debt Security;

     - reduce the amount of principal due and payable upon acceleration of maturity;

     - change the currency of payment of principal, premium or interest on that Debt Security;

     - impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

     - reduce the percentage in principal amount of Debt Securities of any series required to amend or modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults; or

     - with certain exceptions, modify the provisions of the Indenture governing amendments of the Indenture or governing waiver of covenants or past defaults.

     In addition, we may supplement the Indenture to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities.

     The holders of a majority in principal amount of the outstanding Debt Securities of any series may waive, for that series, our compliance with certain restrictive provisions of the Indenture, including the covenants described under "Negative Pledge" and "Limitation on Sales and Leasebacks". The holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Debt Security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected.

     If certain payments on a series of Debt Securities are insured by a financial guaranty insurance policy or other policy, terms other than those that are described in the preceding paragraph may apply to that series.

DEFEASANCE AND COVENANT DEFEASANCE

     If, and to the extent, indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the Indenture relating to defeasance or covenant defeasance applied to the Debt Securities of any series or to any part of a series. The Indenture provides that we may be:

     - discharged from our obligations, with certain limited exceptions, with respect to any series of Debt Securities, as described in the Indenture, such a discharge being called a "defeasance" in this prospectus; and

     - released from our obligations under the covenants described in "Negative Pledge" and "Limitations on Sales and Leasebacks" and any restrictive covenants that may be especially established with respect to any series of Debt Securities, such a release being called a "covenant defeasance" in this prospectus.

We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations that through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Debt Securities on the maturity dates of those payments or upon redemption. Additional conditions, if any, to exercising defeasance or covenant defeasance with respect to any series of Debt Securities will be described in the applicable prospectus supplement.

     Following a defeasance, payment of the Debt Securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, the payment of Debt Securities may not be accelerated by reference to the covenants from which we have been released. A defeasance may occur after a covenant defeasance.

     Under current U.S. federal income tax laws, a defeasance would be treated as an exchange of the relevant Debt Securities in which holders of those Debt Securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. We urge investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than U.S. federal income tax laws.

     Under current U.S. federal income tax laws, unless accompanied by other changes in the terms of the Debt Securities, a covenant defeasance should not be treated as a taxable exchange.

CONCERNING THE TRUSTEE

     The Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, the Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the Trustee is under no obligation to exercise any of its powers under the Indenture at the request of any holder of Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities that it might incur as a result.

NOTICE

     Notice to holders of Debt Securities will be given by mail to such holders as they may appear in the security register.

TITLE

     We, the Trustee and any agent of our company or of the Trustee may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security, whether or not such Debt Security may be overdue, for the purpose of making payment and for all other purposes.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     We may sell the Debt Securities:

     - through underwriters or dealers;

     - through agents;

     - directly to a limited number of institutional purchasers or to a single purchaser; or

     - through a combination of any of these methods of sale.

     The applicable prospectus supplement will describe the terms under which the offered Debt Securities are offered, including:

     - the names of any underwriters, dealers or agents;

     - the purchase price and the net proceeds from the sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     - any initial public offering price; and

     - any discounts or concessions allowed, re-allowed or paid to dealers.

     Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

     If underwriters participate in the sale of the offered Debt Securities, those underwriters will acquire the Debt Securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. If the Debt Securities are sold through underwriters, the applicable prospectus supplement will state the names and any compensation that may be paid to the underwriters.

     Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase the offered Debt Securities will be subject to conditions, and the underwriter will be obligated to purchase all the Debt Securities offered, except that in some cases involving a default by an underwriter, less than all of the Debt Securities offered may be purchased.

     If the offered Debt Securities are sold through an agent, the applicable prospectus supplement will state the name and any compensation that may be paid to the agent. Unless we state otherwise in the applicable prospectus supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

     Underwriters, dealers, agents and their affiliates may engage in transactions with us or our affiliates, and may from time to time perform services for us or our affiliates in the ordinary course of their business.

     We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered Debt Securities providing for payment and delivery on a future date specified in the applicable prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered Debt Securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

     The Debt Securities may or may not be listed on a national securities exchange.

                                    EXPERTS

     The combined financial statements of Duke Energy Field Services, LLC and Affiliates as of December 31, 1998 and 1999 and each of the three years in the period ended December 31, 1999 and the 1997 combined statements of operations and cash flows for UPFuels Division incorporated in this prospectus by reference and appearing in the Form 10 of the Company filed on July 20, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are also incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Phillips Gas Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in the Form 10 of the Company filed on July 20, 2000, which are incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report which is incorporated herein by reference and has been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The combined statements of income and cash flows of the UPFuels Division of Union Pacific Resources Group, Inc. for the year ended December 31, 1998 and the three months ended March 31, 1999 included in the Form 10 of the Company filed on July 20, 2000, which are incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report on such financial statements in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                           VALIDITY OF THE SECURITIES

     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon the validity of the Debt Securities on our behalf. Counsel named in any applicable prospectus supplement will pass upon the validity of the Debt Securities on behalf of any underwriters, dealers or agents.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses payable by Duke Energy Field Services, LLC (the "Company") in connection with the issuance and distribution of the securities covered by this registration statement.

SEC Registration fee........................................  $  125,000
Legal fees and expenses.....................................     200,000
Accounting fees and expenses................................     200,000
Rating Agency fees..........................................     200,000
Trustee fees................................................      20,000
Printing expenses...........................................     300,000
Miscellaneous...............................................     100,000
                                                              ----------
          Total.............................................  $1,145,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 18-108 of the Delaware Limited Liability Company Act provides:
Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or any other person from and against any and all claims and demands whatsoever. The limited liability company agreement of the Company permits the Company to indemnify any of its directors or officers against liabilities to the fullest extent permitted by law. In addition, the Company carries insurance policies covering its directors and officers.

     Some of the Company's directors and officers may also be indemnified by Duke Energy Corporation or Phillips Petroleum Company for liabilities incurred as a result of serving as an officer or director of the Company, which may include liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

     The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in parentheses:


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           *1.1          -- Form of Underwriting Agreement.
          **4.1          -- Indenture between Duke Energy Field Services, LLC and The
                            Chase Manhattan Bank, as trustee, dated as of August 16,
                            2000 (incorporated by reference to Exhibit 4.1 to the
                            Company's registration statement on Form S-3 (Commission
                            File No. 333-41854)).
           *4.2          -- Form of Debt Securities.
         ***5.1          -- Opinion of Vinson & Elkins L.L.P.
         **12.1          -- Calculation of Ratio of Earnings to Fixed Charges.
         **23.1          -- Consent of Ernst & Young LLP.
         **23.2          -- Consent of Deloitte & Touche LLP (Denver).
         **23.3          -- Consent of Deloitte & Touche LLP (Fort Worth).
         **23.4          -- Consent of Arthur Andersen LLP.
        ***23.5          -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1).
         **25.1          -- Form T-1 Statement of Eligibility of Trustee under the
                            Indenture.

---------------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Debt Securities and (ii) any form of underwriting agreement to be used in connection with an offering of such securities.

**  Previously filed.

*** Filed herewith.

ITEM 17. UNDERTAKINGS.

     (a) The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 26, 2001.


                                            DUKE ENERGY FIELD SERVICES, LLC

                                            By:       /s/ JIM W. MOGG
                                              ----------------------------------
                                                         Jim W. Mogg
                                               Chairman of the Board, President
                                                              and
                                                   Chief Executive Officer


     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Jackson and Martha B. Wyrsch, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 26th day of March, 2001.


                      SIGNATURE                                                   TITLE
                      ---------                                                   -----

                   /s/ JIM W. MOGG                     Chairman of the Board, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                     Jim W. Mogg

                 /s/ JOHN E. JACKSON                   Chief Financial Officer (Principal Financial and Accounting
-----------------------------------------------------    Officer)
                   John E. Jackson

                 /s/ FRED J. FOWLER                    Director
-----------------------------------------------------
                   Fred J. Fowler

                  /s/ JOHN E. LOWE                     Director
-----------------------------------------------------
                    John E. Lowe

                   /s/ J.J. MULVA                      Director
-----------------------------------------------------
                     J.J. Mulva

                /s/ RICHARD B. PRIORY                  Director
-----------------------------------------------------
                  Richard B. Priory

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
           *1.1          -- Form of Underwriting Agreement.
          **4.1          -- Indenture between Duke Energy Field Services, LLC and The
                            Chase Manhattan Bank, as trustee, dated as of August 16,
                            2000 (incorporated by reference to Exhibit 4.1 to the
                            Company's registration statement on Form S-3 (Commission
                            File No. 333-41854)).
           *4.2          -- Form of Debt Securities.
         ***5.1          -- Opinion of Vinson & Elkins L.L.P.
         **12.1          -- Calculation of Ratio of Earnings to Fixed Charges.
         **23.1          -- Consent of Ernst & Young LLP.
         **23.2          -- Consent of Deloitte & Touche LLP (Denver)
         **23.3          -- Consent of Deloitte & Touche LLP (Fort Worth)
         **23.4          -- Consent of Arthur Andersen LLP.
        ***23.5          -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1).
         **25.1          -- Form T-1 Statement of Eligibility of Trustee under the
                            Indenture.


---------------

  * The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Debt Securities and (ii) any form of underwriting agreement to be used in connection with an offering of such securities.

 ** Previously filed.

*** Filed herewith.